Exhibit 23.2


                                                              MORGAN & COMPANY
                                                           CHARTERED ACCOUNTANTS





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to incorporation by reference in this Registration Statement on Form S-8 of Tasker Products Corp. (formerly Tasker Capital Corp.) of our report, dated March 24, 2004, relating to the consolidated balance sheets of Tasker Capital Corp. as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' deficiency and cash flows for each of the years ending December 31, 2003 and December 31, 2002, and for the period from inception, May 13, 1996, to December 31, 2003, which report appears in the Annual Report on Form 10-KSB of Tasker Products Corp. (formerly Tasker Capital Corp.) for the year ended December 31, 2003.




Vancouver, Canada                                /s/ Morgan & Company

July 19, 2006                                    Chartered Accountants